Exhibit 99.(h)(3)(a)

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention:  Geoff Emery, Vice President

Re:  Sub-Administration Agreement - Aberdeen Core Fixed Income Fund Liquidation

Ladies and Gentlemen:

Reference is made to the Sub-Administration between State Street Bank and Trust Company (the “Sub-Administrator”) and Aberdeen Asset Management Inc. (the “Administrator”) dated as of June 1, 2010, as amended and supplemented (the “Agreement”).  Pursuant to the Agreement, this letter is to provide notice that the Board of Trustees of Aberdeen Funds approved the liquidation of the Aberdeen Core Fixed Income Fund (the “Fund”).  Such liquidation is expected to take place on or about February 12, 2015.  The Administrator will require the services of the Sub-Administrator in winding up the affairs of the Fund, including completing final reporting and filing requirements for the Fund and any year-end tax related matters.  Please provide a good faith estimate of your fees through the complete winding up of the Fund’s affairs.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to Aberdeen Asset Management Inc. and retaining one for your records.

Sincerely,

ABERDEEN ASSET MANAGEMENT INC.

		By:	/s/ Lucia Sitar
		Name:	Lucia Sitar
		Title:	Managing U.S. Counsel

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

SUB-ADMINISTRATION AGREEMENT

Effective June 1, 2010

As amended December 10, 2014*

SCHEDULE A

Listing of Funds

Fund Name	Classes of Shares

Aberdeen Equity Long-Short Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Natural Resources Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Small Cap Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen China Opportunities Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen International Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Specialty)	Class A Class C Class R Institutional Class Institutional Service Class

Fund Name	Classes of Shares

Aberdeen Dynamic Allocation Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Asia Bond Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Emerging Markets Fund (formerly, Aberdeen Emerging Markets Institutional Fund)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Fixed Income Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Small Cap Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Tax-Free Income Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Core Fixed Income Fund*	Class A Class C Class R Institutional Class Institutional Service Class

Fund Name	Classes of Shares

Aberdeen Emerging Markets Debt Local Currency Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Ultra-Short Duration Bond Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Asia-Pacific Smaller Companies Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen U.S. Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen High Yield Fund (formerly, Aberdeen U.S. High Yield Bond Fund)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Emerging Markets Debt Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen European Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Latin American Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class

* On December 10, 2014, the Board of Trustees of the Trust approved the liquidation of the Aberdeen Core Fixed Income Fund, which liquidation is expected to take place on or about February 12, 2015.  The Core Fixed Income Fund shall be deemed removed from this Exhibit B effective as of the date that the winding-up of the Fund’s affairs is complete and the Sub-Administrator is no longer providing services with respect to the Fund.